                                  EXHIBIT 10.46

                        CAVELL ENERGY (U.S.) CORPORATION
                               500-4th Avenue S.W.
                                   Suite 1200
                            Calgary, Alberta  T2P 2V6


                               September 19, 1996



Tipperary Oil & Gas Corporation
Suite 1550
633-17th Street
Denver, Colorado  80202

Attention:     David L. Bradshaw
               President and CEO

               Re:  Lease Acquisition - Divide Co., North Dakota

Gentlemen:

     This letter sets forth the agreement of Cavell Energy (U.S.) Corporation, a Delaware corporation ("Cavell"), and Tipperary Oil & Gas Corporation, a Texas corporation ("Tipperary"), concerning the purchase by Cavell from Tipperary of an undivided twenty-five percent (25%) interest in oil and gas leases in which Tipperary owned interests effective as of August 1, 1996 (the "Effective Date"). In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cavell and Tipperary hereby agree as follows:

     1. PURCHASE OF ACREAGE. Cavell has purchased from Tipperary, and Tipperary has sold and assigned to Cavell, effective as of the Effective Date, an undivided twenty-five percent (25%) interest in and to certain oil and gas leases and other mineral rights (the "Leases") in Divide County, North Dakota, and all the property and rights incident thereto (the "Interests") as more particularly described in an Assignment of Oil and Gas Leases of even date herewith (the "Assignment"), a copy of which is attached hereto as Exhibit A.

     2. PURCHASE PRICE. The Purchase Price for the Interests is $75.00 U.S. per net acre delivered by Tipperary as of the Effective Date. The Interests conveyed by the Assignment comprise an undivided twenty-five percent (25%) interest in 29,659.98 net acres, and thus the Purchase Price for the Interests is $556,124.25. The Purchase Price shall be paid by Cavell in the following manner:



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Tipperary Oil & Gas Corporation
September 19, 1996
Page 2


          (a) $300,000 U.S. has been paid to Tipperary upon execution of this agreement.

          (b) The remainder of the Purchase Price, $256,124.25 U.S., shall be paid by Cavell by the timely payment on behalf of Tipperary of its retained twenty-five percent (25%) working interest share of all seismic, lease acquisition, drilling and other capital expenditures incurred on the Leases or otherwise in the Area of Mutual Interest (as defined in the Exploration Agreement referenced in paragraph 3) after the Effective Date; provided, however, that if by December 31, 1996, Cavell has not actually paid such remainder on Tipperary's behalf, then Cavell shall pay the remaining unpaid portion of such remainder to Tipperary on or before January 10, 1997.

     3. LYCO AGREEMENTS. The parties acknowledge that the Interests conveyed to Cavell are subject to the terms and conditions of that certain Divide Exploration Agreement (the "Exploration Agreement") dated as of June 27, 1996, between Tipperary and Lyco Energy Corporation ("Lyco") and that certain Joint Operating Agreement (the "Operating Agreement") dated as of June 27, 1996, among Lyco Operating Company, as Operator, and Lyco and Tipperary as Non-operator.
The parties further acknowledge that pursuant to the Letter Agreement of even date herewith among Lyco, Tipperary and Cavell (the "Consent Agreement") Cavell has been recognized as a party to each of the Exploration Agreement and the Operating Agreement with all the rights and obligations thereunder appurtenant to its ownership of the Interests, as such agreements are amended by the Consent Agreement, a copy of which is attached hereto as Exhibit B.

     4. ADDITIONAL AMENDMENTS. In addition to the amendments set forth in the Consent Agreement, the parties acknowledge and agree as follows:

          (a) Cavell's rights under Article VII of the Exploration Agreement shall extend for one year from the date of this agreement (rather than from the date of the Exploration Agreement) and that the refund amount in the last paragraph of Article VII to be paid to Cavell in the event of a Title Defect shall be $75.00 U.S. per net mineral acre rather than $45.00 U.S.

          (b) In place of Tipperary's net revenue interest representations set forth in the last paragraph of Article VI, Tipperary represents and warrants to Cavell that the Assignment delivered to Cavell conveys not less than a twenty and one-half percent (20.5%) net revenue interest in and to the Leases. In addition, Cavell's rights and Tipperary's warranties and indemnities set forth in the second paragraph of Article VI of the Exploration Agreement shall


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Tipperary Oil & Gas Corporation
September 19, 1996
Page 3


relate to the Effective Date set forth herein rather than the effective date set forth in the Exploration Agreement.

     5.   REPRESENTATIONS AND WARRANTIES.

          (a)  Tipperary represents and warrants to Cavell as follows:

             (i) AUTHORITY. Tipperary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Tipperary has all requisite power and authority to enter into this agreement, and to perform its obligations under this agreement. Consummation of the transactions contemplated by this agreement will not (i) violate, or be in conflict with, any provision of Tipperary's articles of incorporation or other governing documents, (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligations under any agreement or instrument to which Tipperary is a party or is bound, or (iii) violate any judgment, decree, order, statute, rule or regulation applicable to Tipperary.

            (ii) AUTHORIZATION. The execution, delivery and performance of this agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Tipperary. All instruments delivered by Tipperary in connection with this agreement have been duly authorized, executed and delivered by Tipperary. This agreement and all documents executed by Tipperary in connection with this agreement shall constitute legal, valid and binding obligations of Tipperary, enforceable against Tipperary in accordance with their terms, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

           (iii) AGREEMENTS. To the best of our knowledge, other than this agreement and the Consent Agreement, the Exploration Agreement and the Operating Agreement are the only existing agreements that affect or burden the Interests, the Leases or the Area of Mutual Interest.

          (b)  Cavell represents and warrants to Tipperary as follows:


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Tipperary Oil & Gas Corporation
September 19, 1996
Page 4


               (i) AUTHORITY. Cavell is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Cavell has all requisite power and authority to enter into this agreement, and to perform its obligations under this agreement. Consummation of the transactions contemplated by this agreement will not (i) violate, or be in conflict with, any provision of Cavell's articles of incorporation or other governing documents, (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligations under any agreement or instrument to which Cavell is a party or is bound, or (iii) violate any judgment, decree, order, statute, rule or regulation applicable to Cavell.

               (ii) AUTHORIZATION. The execution, delivery and performance of this agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Cavell. All instruments delivered by Cavell in connection with this agreement have been duly authorized, executed and delivered by Cavell. This agreement and all documents executed by Cavell in connection with this agreement shall constitute legal, valid and binding obligations of Cavell, enforceable against Cavell in accordance with their terms, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

     6. SURVIVAL. The agreements, covenants, representatives and warrants set forth in this agreement shall survive the date hereof indefinitely and shall not be merged into or extinguished by the execution of the Assignment.

     7. ENTIRE AGREEMENT. This agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all prior discussions, agreements and understandings relating to such subject matter, including, without limitation, the letter agreement dated July 30, 1996, between Cavell and Tipperary.

     8. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this agreement, and the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this agreement.


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Tipperary Oil & Gas Corporation
September 19, 1996
Page 5


     If the foregoing accurately sets forth our agreement, please execute this letter in the space provided below.

                              Very truly yours,

                              CAVELL ENERGY (U.S.) CORPORATION



                              By:  /s/ Murray D. McCartney
                                   ------------------------------
                                   Murray D. McCartney, President


ACCEPTED AND AGREED TO
THIS 19th day of September 1996:

TIPPERARY OIL & GAS CORPORATION



By:  /s/ David L. Bradshaw
     ------------------------------------
     David L. Bradshaw, President and CEO